Exhibit 99.1
For Immediate Release:
RENT-A-CENTER, INC. REPORTS
THIRD QUARTER 2010 RESULTS
Diluted Earnings per Share Increased 13% to $0.62 in the 3rd Quarter
Repurchased 1.9 million Shares of Common Stock and Reduced Debt by $26.3 million
Announces Cash Dividend of $0.06 for the 4th Quarter

Plano, Texas, October 25, 2010 — Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII), the nation’s largest rent-to-own operator, today announced revenues and earnings for the quarter ended September 30, 2010.
Third Quarter 2010 Results
Total revenues for the quarter ended September 30, 2010, were $664.6 million, a decrease of $6.7 million from total revenues of $671.3 million for the same period in the prior year. This decrease in revenues was attributable to the November 2009 divestiture of dPi Teleconnect, LLC, the Company’s subsidiary engaged in the prepaid telecommunications and energy business, which had contributed approximately $14.6 million in merchandise sales for the quarter ended September 30, 2009. Same store sales for the quarter ended September 30, 2010 increased 0.3%.
For the quarter ended September 30, 2010, net earnings increased approximately 10% to $40.5 million from $36.8 million for the same period in the prior year, and net earnings per diluted share also increased approximately 13% to $0.62 from $0.55 in the prior year period.
“We had a very strong quarter as both our revenues and earnings exceeded our expectations,” said Mark E. Speese, the Company’s Chairman and Chief Executive Officer. “Customer demand remained strong in the quarter with total deliveries outperforming the comparable period in 2009,” Speese stated. “We also continued to return value to our stockholders with the repurchase of 1.9 million shares of our common stock, and the declaration of our second consecutive quarterly dividend. We will continue to invest in future profitable growth as evidenced by the rapid expansion of our RAC Acceptance kiosks — partnering with retailers and offering the rent-to-own transaction to consumers who do not qualify for in-store financing. In addition, we are excited to announce our international entry into Mexico with the recent opening of our first rent-to-own store in Reynosa,” Speese concluded.
Nine Months Ended September 30, 2010 Results
Total revenues for the nine months ended September 30, 2010, were $2.055 billion, a decrease of $24.0 million from total revenues of $2.079 billion for the same period in the prior year. As described above, this decrease in revenues was attributable to the November 2009 divestiture of dPi Teleconnect, LLC, which had contributed approximately $42.6 million in merchandise sales for the nine months ended September 30, 2009. Same store sales for the nine months ended September 30, 2010 declined 0.1%.
Net earnings and net earnings per diluted share for the nine months ended September 30, 2010 were $139.8 million and $2.11, respectively, as compared to $124.2 million and $1.86, respectively, for the same period in the prior year. Net earnings and net earnings per diluted share for the nine months ended September 30, 2009 included $4.9 million in pre-tax litigation credits, or approximately $0.04 per share, related to the Hilda Perez matter as discussed below.
Net earnings per diluted share for the nine months ended September 30, 2010 increased approximately 16% to $2.11, as compared to adjusted net earnings per diluted share of $1.82, when excluding the pre-tax litigation credit above, for the nine months ended September 30, 2009.

Through the nine month period ended September 30, 2010, the Company generated cash flow from operations of approximately $192.7 million, while ending the quarter with approximately $80.8 million of cash on hand. The Company utilized its cash from operations to reduce its outstanding indebtedness by approximately $115.1 million in 2010, or approximately 16% from year end 2009, and repurchased 2,181,502 shares of its common stock for approximately $45.9 million in cash under its common stock repurchase program. To date, the Company has repurchased a total of 22,066,352 shares and has utilized approximately $512.5 million of the $600.0 million authorized by its Board of Directors since the inception of the plan.
Other Announcements
The Company today announced that its Board of Directors has declared a $0.06 per share cash dividend for the fourth quarter of 2010 to be paid to the Company’s common stockholders. The dividend will be paid on November 23, 2010, to common stockholders of record as of the close of business on November 5, 2010. Any future dividends will be subject to approval by the Board of Directors.
The Company also today announced that in connection with its analysis of available growth initiatives, it is exploring strategic alternatives with respect to its financial services business, which may or may not include a sale or divesture of such business. The Company does not intend to disclose developments with respect to the strategic alternatives for its financial services business unless and until a final decision is made and further disclosure is required. The Company does not anticipate these strategic alternatives to result in a material adverse change to its financial condition or results of operations.
2009 Significant Item
Hilda Perez Matter. In connection with the court approved settlement of the Hilda Perez v. Rent-A-Center, Inc. matter in New Jersey, the Company previously recorded a pre-tax credit in the amount of $3.0 million in the first quarter of 2009 and a pre-tax credit in the amount of $1.9 million in the second quarter of 2009 to account for cash payments to the Company representing undistributed monies in the settlement fund to which the Company is entitled pursuant to the terms of the settlement, as well as a refund of costs to administer the settlement previously paid by the Company which were not expended during the administration of the settlement. Through the nine month period ended September 30, 2009, the total pre-tax credit of approximately $4.9 million increased net earnings per diluted share by approximately $0.04.
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Rent-A-Center, Inc. will host a conference call to discuss the third quarter results, guidance and other operational matters on Tuesday morning, October 26, 2010, at 10:45 a.m. EDT. For a live webcast of the call, visit http://investor.rentacenter.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.
Rent-A-Center, Inc., headquartered in Plano, Texas, currently operates approximately 3,000 company-owned stores nationwide and in Canada and Puerto Rico. The stores generally offer high-quality, durable goods such as major consumer electronics, appliances, computers and furniture and accessories under flexible rental purchase agreements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed upon rental period. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 200 rent-to-own stores operating under the trade name of “ColorTyme.”

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any repurchases of common stock the Company may make, future dividends, changes in outstanding indebtedness, or the potential impact of acquisitions or dispositions that may be completed after October 25, 2010.
FOURTH QUARTER 2010 GUIDANCE:
Revenues
•	The Company expects total revenues to be in the range of $666 million to $681 million.
•	Store rental and fee revenues are expected to be between $576 million and $588 million.
•	Total store revenues are expected to be in the range of $658 million to $673 million.
•	Same store sales are expected to be in the range of flat to 1.0%.
•	The Company expects to open approximately 10 domestic rent-to-own store locations.
•	The Company expects to add approximately 70 domestic RAC Acceptance kiosks.
•	The Company expects to open approximately 5 rent-to-own locations in Mexico.
Expenses
•	The Company expects cost of rental and fees to be between 22.0% and 22.4% of store rental and fee revenue and cost of merchandise sold to be between 75% and 79% of store merchandise sales.
•	Store salaries and other expenses are expected to be in the range of 58.0% to 59.5% of total store revenue.
•	General and administrative expenses are expected to be approximately 4.8% of total revenue.
•	Net interest expense is expected to be approximately $6 million and depreciation of property assets is expected to be approximately $16 million.
•	The effective tax rate is expected to be approximately 37.4% of pre-tax income.
•	Diluted earnings per share are estimated to be in the range of $0.64 to $0.70.
•	Diluted shares outstanding are estimated to be between 64.6 million and 65.4 million.
FISCAL 2011 GUIDANCE:
Revenues
•	The Company expects total revenues to be in the range of $2.806 billion and $2.866 billion.
•	Store rental and fee revenues are expected to be between $2.368 billion and $2.418 billion.
•	Total store revenues are expected to be in the range of $2.773 billion and $2.833 billion.
•	Same store sales are expected to be in the range of 1.0% to 2.0%.
•	The Company expects to add approximately 25 domestic rent-to-own store locations.
•	The Company expects to add 100 to 150 domestic RAC Acceptance kiosks.
•	The Company expects to open 25 to 75 rent-to-own locations in Mexico.
•	The Company expects to open 10 to 20 rent-to-own locations in Canada.
Expenses
•	The Company expects cost of rental and fees to be between 22.3% and 22.9% of store rental and fee revenue and cost of merchandise sold to be between 70% and 74% of store merchandise sales.
•	Store salaries and other expenses are expected to be in the range of 56.7% to 58.2% of total store revenue.
•	General and administrative expenses are expected to be approximately 4.9% of total revenue.
•	Net interest expense is expected to be approximately $25 million and depreciation of property assets is expected to be in the range of $66 million to $71 million.
•	The effective tax rate is expected to be in the range of 37.5% to 38.0% of pre-tax income.
•	Diluted earnings per share are estimated to be in the range of $2.85 to $3.05.
•	Diluted shares outstanding are estimated to be between 65.0 million and 66.0 million.

Store Activity

	Domestic				International
		RAC Financial	RAC	Get It Now/
	RTO	Services	Acceptance	Home Choice	Canada
Nine Months Ended September 30, 2010

Stores at beginning of period	2,950	353	82	39	18
New store openings	18	48	83	2	—
Acquired stores remaining open	2	—	—	—	—
Closed stores
Merged with existing stores	18	—	—	—	—
Sold or closed with no surviving store	10	75	14	—	—

Stores at end of period	2,942	326	151	41	18

Acquired stores closed and accounts merged with existing stores	13	—	—	—	—

	Domestic				International
		RAC Financial	RAC	Get It Now/
	RTO	Services	Acceptance	Home Choice	Canada
Three Months Ended September 30, 2010

Stores at beginning of period	2,941	296	104	39	18
New store openings	8	30	48	2	—
Acquired stores remaining open	1	—	—	—	—
Closed stores
Merged with existing stores	2	—	—	—	—
Sold or closed with no surviving store	6	—	1	—	—

Stores at end of period	2,942	326	151	41	18

Acquired stores closed and accounts merged with existing stores	6	—	—	—	—

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties regarding the ability to open new rent-to-own stores; the Company’s ability to acquire additional rent-to-own stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to identify and successfully enter new lines of business offering products and services that appeal to its customer demographic; the Company’s ability to enhance the performance of acquired stores; the Company’s ability to retain the revenue associated with acquired customer accounts; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; the Company’s ability to enter into new and collect on its rental purchase agreements; the passage of legislation adversely affecting the rent-to-own or financial services industries; the Company’s failure to comply with statutes or regulations governing the rent-to-own or financial services industries; interest rates; increases in the unemployment rate; economic pressures, such as high fuel and utility costs, affecting the disposable income available to the Company’s targeted consumers; changes in the Company’s stock price and the number of shares of common stock that it may or may not repurchase; future dividends; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; the Company’s ability to maintain an effective system of internal controls; changes in the number of share-based compensation grants, methods used to value future share-based payments and changes in estimated forfeiture rates with respect to share-based compensation; the resolution of material litigation; our ability and the results therefrom to successfully manage the strategic alternatives process with respect to our financial services business; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2009, and its quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Contact for Rent-A-Center, Inc.:
David E. Carpenter
Vice President of Investor Relations
(972) 801-1214
david.carpenter@rentacenter.com

Rent-A-Center, Inc. and Subsidiaries
STATEMENT OF EARNINGS HIGHLIGHTS

(In thousands of dollars, except per share data)	Three Months Ended September 30,
	2010	2009

	(GAAP	(GAAP
	Earnings)	Earnings)

Total Revenue	$664,580	$671,251
Operating Profit	69,393	64,367
Net Earnings	40,497	36,840
Diluted Earnings per Common Share	$0.62	$0.55
Adjusted EBITDA	$85,551	$81,006

Reconciliation to Adjusted EBITDA:

Earnings Before Income Taxes	$63,590	$59,654
Add back:
Interest Expense, net	5,803	4,713
Depreciation of Property Assets	15,629	16,054
Amortization and Write-down of Intangibles	529	585

Adjusted EBITDA	$85,551	$81,006

(In thousands of dollars, except per share data)	Nine Months Ended September 30,

	2010	2009	2009

		Before	After
		Significant Items	Significant Items
	(GAAP	(Non-GAAP	(GAAP
	Earnings)	Earnings)	Earnings)

Total Revenue	$2,054,542	$2,079,043	$2,079,043
Operating Profit	240,927	216,873	221,742	(1)
Net Earnings	139,788	121,140	124,161	(1)
Diluted Earnings per Common Share	$2.11	$1.82	$1.86	(1)
Adjusted EBITDA	$291,199	$269,488	$269,488

Reconciliation to Adjusted EBITDA:

Earnings Before Income Taxes	$223,314	$195,419	$200,288
Add back:
Litigation Expense (Credit)	—	—	(4,869)
Interest Expense, net	17,613	21,454	21,454
Depreciation of Property Assets	47,152	50,187	50,187
Amortization and Write-down of Intangibles	3,120	2,428	2,428

Adjusted EBITDA	$291,199	$269,488	$269,488

(1)	Includes the effects of $4.9 million pre-tax litigation credits in the first quarter and second quarter of 2009 related to the Hilda Perez matter. The litigation credits increased diluted earnings per share by approximately $0.04 for the nine months ended September 30, 2009.

SELECTED BALANCE SHEET HIGHLIGHTS

Selected Balance Sheet Data: (in Thousands of Dollars)	September 30,
	2010	2009

Cash and Cash Equivalents	$80,775	$39,905
Receivables	67,625	59,943
Prepaid Expenses and Other Assets	47,836	54,472
Rental Merchandise, net
On Rent	544,308	547,418
Held for Rent	172,784	175,743
Total Assets	$2,400,215	$2,356,301

Senior Debt	$596,084	$659,080
Total Liabilities	1,047,301	1,147,044
Stockholders’ Equity	$1,352,914	$1,209,257

Rent-A-Center, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands of dollars, except per share data)	Three Months Ended September 30,
	2010	2009
	Unaudited
Store Revenue
Rentals and Fees	$576,019	$576,124
Merchandise Sales	44,352	59,085
Installment Sales	15,599	12,983
Other	20,413	15,236

	656,383	663,428
Franchise Revenue
Franchise Merchandise Sales	6,975	6,663
Royalty Income and Fees	1,222	1,160

Total Revenue	664,580	671,251

Operating Expenses
Direct Store Expenses
Cost of Rentals and Fees	127,573	130,183
Cost of Merchandise Sold	34,807	42,940
Cost of Installment Sales	5,507	4,511
Salaries and Other Expenses	389,295	389,573
Franchise Cost of Merchandise Sold	6,680	6,378

	563,862	573,585

General and Administrative Expenses	30,796	32,714
Amortization and Write-Down of Intangibles	529	585

Total Operating Expenses	595,187	606,884

Operating Profit	69,393	64,367

Interest Expense	6,085	4,866
Interest Income	(282)	(153)

Earnings before Income Taxes	63,590	59,654

Income Tax Expense	23,093	22,814

NET EARNINGS	$40,497	$36,840

BASIC WEIGHTED AVERAGE SHARES	65,094	66,077

BASIC EARNINGS PER COMMON SHARE	$0.62	$0.56

DILUTED WEIGHTED AVERAGE SHARES	65,746	66,693

DILUTED EARNINGS PER COMMON SHARE	$0.62	$0.55

Rent-A-Center, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands of dollars, except per share data)	Nine Months Ended September 30,
	2010	2009
	Unaudited
Store Revenue
Rentals and Fees	$1,746,390	$1,763,199
Merchandise Sales	176,780	211,826
Installment Sales	45,239	37,699
Other	60,272	41,818

	2,028,681	2,054,542

Franchise Revenue
Franchise Merchandise Sales	22,155	20,872
Royalty Income and Fees	3,706	3,629

Total Revenue	2,054,542	2,079,043

Operating Expenses
Direct Store Expenses
Cost of Rentals and Fees	387,505	398,278
Cost of Merchandise Sold	129,221	150,704
Cost of Installment Sales	15,936	13,201
Salaries and Other Expenses	1,161,887	1,175,991
Franchise Cost of Merchandise Sold	21,202	19,987

	1,715,751	1,758,161

General and Administrative Expenses	94,744	101,581
Amortization and Write-Down of Intangibles	3,120	2,428
Litigation Expense (Credit)	—	(4,869)

Total Operating Expenses	1,813,615	1,857,301

Operating Profit	240,927	221,742

Interest Expense	18,219	22,143
Interest Income	(606)	(689)

Earnings before Income Taxes	223,314	200,288

Income Tax Expense	83,526	76,127

NET EARNINGS	$139,788	$124,161

BASIC WEIGHTED AVERAGE SHARES	65,579	66,034

BASIC EARNINGS PER COMMON SHARE	$2.13	$1.88

DILUTED WEIGHTED AVERAGE SHARES	66,345	66,612

DILUTED EARNINGS PER COMMON SHARE	$2.11	$1.86